EXHIBIT 99.1

                              PRESS RELEASE





                   GS FINANCIAL CORP. DECLARES DIVIDEND


                    Metairie, Louisiana, July 19, 2006



Metairie, Louisiana - Albert J. Zahn, Jr., Chairman of the Board of Directors of GS Financial Corp. (Nasdaq: GSLA), holding company for Guaranty Savings Bank, announced that the Board of Directors, at its meeting on July 18, 2006, declared a quarterly cash dividend of $.10 per share. The dividend is payable to shareholders of record as of July 31, 2006 and will be paid on August 15, 2006.

GS Financial Corp. provides community banking services through its wholly-owned subsidiary, Guaranty Savings Bank, a Louisiana chartered savings association, in the metropolitan New Orleans area.



Contact:

GS Financial Corp.
Stephen E. Wessel or Lettie Moll
(504) 457-6220